UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 11, 2025 (June 10, 2025)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.

001-38646	Dow Inc. 2211 H.H. Dow Way, Midland, MI 48674 (989) 636-1000	Delaware	30-1128146

001-03433	The Dow Chemical Company 2211 H.H. Dow Way, Midland, MI 48674 (989) 636-1000	Delaware	38-1285128
Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange
The Dow Chemical Company	0.500% Notes due March 15, 2027	DOW/27	New York Stock Exchange
The Dow Chemical Company	1.125% Notes due March 15, 2032	DOW/32	New York Stock Exchange
The Dow Chemical Company	1.875% Notes due March 15, 2040	DOW/40	New York Stock Exchange
The Dow Chemical Company	4.625% Notes due October 1, 2044	DOW/44	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Dow Inc.	Emerging Growth Company	☐

The Dow Chemical Company	Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Dow Inc.	☐	The Dow Chemical Company	☐

Section 8 – Other Events

Item 8.01	Other Events.
On June 11, 2025, Dow Inc. (“Dow” or the “Company”) issued a press release announcing The Court of King’s Bench of Alberta, Canada has signed a judgment ordering NOVA Chemicals Corporation to pay certain Dow subsidiaries CAD $1.620 billion (equivalent to approximately USD $1.2 billion), for damages Dow incurred related to the companies’ jointly-owned ethylene asset in Joffre, Alberta, Canada. Payment is anticipated to occur in the fourth quarter of 2025. The judgment is subject to appeal.
A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by
reference.
Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit No.	Exhibit Description

99.1	Press release issued by Dow Inc. on June 11, 2025.

104	Cover Page Interactive Data File. The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the
undersigned hereunto duly authorized.
DOW INC.
THE DOW CHEMICAL COMPANY
Date: June 11, 2025
/s/ AMY E. WILSON
Amy E. Wilson
General Counsel and Corporate Secretary